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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 7




, 2000

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



                10889 WILSHIRE BOULEVARD
                LOS ANGELES, CALIFORNIA                     90024
        (Address of principal executive offices)          (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
------  ------------------------------------

     As previously reported, on March 7, 2000, Occidental Petroleum Corporation ("Occidental") entered into an agreement to acquire all of the common partnership interest in Altura Energy Ltd. ("Altura"), the largest oil producer in the state of Texas. Altura has proved reserves of approximately 850 million barrels of oil equivalent, which are located in the Permian Basin.

     The transaction, valued at approximately $3.6 billion, closed on April 19, 2000. Occidental, through its subsidiaries, paid approximately $1.2 billion to the sellers, affiliates of BP Amoco plc and Shell Oil Company, to acquire the common limited partnership interest and control of the general partner which manages, operates and controls 100 percent of the Altura assets. The partnership borrowed approximately $2.4 billion, which has recourse only to the Altura assets. The partnership also loaned approximately $2.0 billion to affiliates of the sellers, evidenced by two notes, which provide credit support to the partnership. The sellers retained a preferred limited partnership interest of approximately $2.0 billion and are entitled to certain distributions from the partnership. An affiliate of BP Amoco plc also retained a non-controlling interest in the general partner that manages Altura.

     As a result of the acquisition, Occidental's worldwide oil production for 2000 will rise to 480,000 barrels of oil equivalent per day, a 13 percent increase above the average for 1999. In addition, Occidental's worldwide proved reserves are expected to increase to approximately 2.2 billion barrels, on an oil-equivalent basis.

                                       1
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
------- ---------------------------------

     (a)  Financial statements of business acquired.

          Altura Energy Ltd. Audited Financial Statements for the years ended December 31, 1999 and 1998 and for the period from March 1, 1997 to December 31, 1997 together with the report of Ernst & Young LLP thereon (the "Altura Financial Statements") (attached as Exhibit 99.1 hereto).

     (b)  Pro forma financial information.

     The following unaudited pro forma financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. This transaction has been reflected as if it had occurred for financial position purposes on December 31, 1999 and for results of operations purposes on January 1, 1999. These pro forma financial statements do not reflect anticipated cost savings, synergies, changes in realized prices or production rates or certain other adjustments that may result from the acquisition of the Altura interest. The historical financial information for Occidental has been derived from Occidental's audited financial statements for the year ended December 31, 1999, incorporated by reference in Occidental's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K"). The historical financial information for Altura has been derived from the audited Altura historical financial statements included in this filing. The unaudited pro forma financial information should be read in conjunction with Occidental's historical financial statements incorporated by reference in the Form 10-K, and the Altura historical financial statements. The pro forma information is not necessarily indicative of the results or the financial position that would have been obtained had the transaction actually occurred on the dates specified above. In addition, such pro forma information does not purport to project Occidental's results of operations or financial position as of any future date or for any future period.

     A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of the purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein. These pro forma adjustments represent Occidental's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change.

                                       2
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     1. Unaudited Pro Forma Results of Operations of Occidental for the year ended December 31, 1999, reflecting the acquisition of the Altura interest.

UNAUDITED PRO FORMA RESULTS OF OPERATIONS *
(IN MILLIONS, EXCEPT PER-SHARE DATA)

                                                   Occidental          Altura                      Occidental*
                                                   Historical      Historical                       Pro Forma
                                                      For the         For the                         For the
                                                   Year Ended      Year Ended       Pro Forma      Year Ended
                                                     12/31/99        12/31/99     Adjustments        12/31/99
---------------------------------------------     -----------     -----------     -----------     -----------
Revenues                                          $     8,552     $       845              --     $     9,397
Costs and other deductions
   Cost of sales                                        5,059             321              --           5,380
   Selling, general and administrative,
      and exploration expense                             720              43              --             763
   Write-down of assets                                   212              --              --             212
   Depreciation, depletion and
      amortization of assets                              805             145     $        69 (1)       1,019
   Minority interest                                       58              --             129 (2)         187
   Interest and debt expense, net                         499              --              94 (3)         593
                                                  -----------     -----------     -----------     -----------
                                                        7,353             509             292           8,154
                                                  -----------     -----------     -----------     -----------
Income(loss) from continuing operations
   before taxes                                         1,199             336            (292)          1,243
Provision for domestic and foreign
   income and other taxes                                 631              --               5 (4)         636
                                                  -----------     -----------     -----------     -----------
Income(loss) from continuing
   operations                                             568             336            (297)            607
Preferred dividends                                        (7)                                             (7)
Effect of repurchase of Trust Preferred
   Securities                                               1              --              --               1
                                                  -----------     -----------     -----------     -----------
Earnings(loss) from continuing operations
   applicable to common stock                     $       562     $       336     $      (297)    $       601
                                                  ===========     ===========     ============    ===========
Basic earnings per common share
   from continuing operations                     $      1.58                                     $      1.69
                                                  ===========                                     ===========
Average shares outstanding (in
   thousands)                                         355,400                                         355,400
                                                  ===========                                     ===========
Diluted earnings per common
   share from continuing operations               $      1.58                                     $      1.69
                                                  ===========                                     ===========
Average shares outstanding (in
   thousands)                                         355,500                                         355,500
=============================================     ===========                                     ===========

(1) Reflects the inclusion of additional depreciation, depletion and amortization expense to be recognized based on a preliminary purchase price allocation for the Altura interest.

(2) Reflects the inclusion of preferred minority interest distributions to the affiliates of the sellers.

(3) Reflects the inclusion of (a) $67 million of additional interest expense expected to be incurred by Occidental on long-term debt of approximately $1.2 billion, based on an estimated weighted average interest rate of approximately 5.6 percent, incurred in connection with the Altura transaction and (b) the additional net interest expense of $27 million that Altura will record on the debt of $2.4 billion, based on an estimated weighted average interest rate of approximately 6.33 percent, partially offset by the interest income earned on the $1.968 billion notes from affiliates of the sellers, based on an estimated weighted average interest rate of approximately 6.43.

(4) Reflects the inclusion of additional income tax expense of $15 million calculated by applying the statutory tax rate to Altura's pro forma pretax income offset by a tax credit of approximately $10 million from enhanced oil recovery operations related to the acquisition.

* These pro forma financial statements do not reflect reduction in interest expense resulting from the repayment of pro forma debt using asset sale proceeds including proceeds from the recent disposition of Canadian Occidental Petroleum interests and Peru producing operations. Additionally, these statements do not reflect anticipated cost savings, synergies, changes in realized prices or production rates or certain other adjustments that may result from the acquisition of the Altura interest.

     2. Unaudited Pro Forma Statement of Financial Position of Occidental as at December 31, 1999, reflecting the acquisition of the Altura interest.

UNAUDITED PRO FORMA STATEMENT OF FINANCIAL POSITION *
(IN MILLIONS)

                                                           Occidental          Altura                      Occidental*
                                                           Historical      Historical       Pro Forma       Pro Forma
                                                             12/31/99        12/31/99     Adjustments        12/31/99
-----------------------------------------------------     -----------     -----------     -----------     -----------
Assets

   Current assets                                         $     1,688     $       183     $         7 (1) $     1,878
   Long-term receivables, net                                     168              --           1,968 (2)       2,136
   Equity investments                                           1,754              --              --           1,754
   Property, plant and equipment, net                          10,029           2,039           1,612 (3)      13,680
   Other assets                                                   486              --               8 (4)         494
                                                          -----------     -----------     -----------     -----------
                                                          $    14,125     $     2,222     $     3,595     $    19,942
                                                          ===========     ===========     ===========     ===========

Liabilities and Equity

   Current maturities of long-term debt                   $         5              --     $       200 (5) $       205
   Current liabilities                                          1,962     $       142              --           2,104
   Long-term debt, net                                          4,368              --           3,396 (6)       7,764
   Deferred and other domestic and foreign
     income taxes                                                 995              --              --             995
   Other deferred credits and other liabilities                 2,534              92             (20)(7)       2,606
   Minority interest                                              252              --           2,007 (8)       2,259
   Redeemable trust preferred securities                          486              --              --             486
   Stockholders' equity                                         3,523           1,988          (1,988)(9)       3,523
                                                          -----------     -----------     -----------     -----------
                                                          $    14,125     $     2,222     $     3,595     $    19,942
=====================================================     ===========     ===========     ===========     ===========

(1) Reflects the inclusion of (a) proceeds of $2.4 billion from debt incurred by the Altura partnership, (b) a $1.968 billion cash loan to the sellers in exchange for note receivables, (c) capital distributions of $620 million paid to the sellers and (d) approximately $195 million of other preliminary purchase price adjustments.

(2) Reflects the inclusion of notes receivable issued to the Altura partnership by sellers.

(3) Reflects the inclusion of a preliminary purchase price adjustment to record property, plant and equipment at estimated fair market value.

(4) Reflects the inclusion of capitalized loan fees related to the debt incurred by the Altura partnership.

(5) Reflects the inclusion of the current portion of the $2.4 billion of additional debt incurred by the Altura partnership, which is recourse only to the Altura assets.

(6) Reflects the inclusion of (a) the long term portion of the $2.4 billion of additional debt incurred by the Altura partnership, which is recourse only to the Altura assets and (b) approximately $1.2 billion of additional debt incurred by Occidental to fund the cash payment to the sellers.

(7) Reflects the inclusion of additional transition and employee-related liabilities and purchase price adjustments for environmental remediation and abandonment reserves resulting from the transaction.

(8) Reflects the inclusion of the preferred limited partnership minority interest of the sellers.

(9)  Reflects the elimination of the historical equity of Altura.

* These pro forma financial statements do not reflect reduction in debt from asset sale proceeds including proceeds from the recent disposition of Canadian Occidental Petroleum interests and Peru producing operations. Additionally, these statements do not reflect anticipated cost savings, synergies, changes in realized prices or production rates or certain other adjustments that may result from the acquisition of the Altura interest.

                                       5
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     (c)  Exhibits.

          10.1 Purchase and Sale Agreement dated March 7, 2000, by and among Amoco D. T. Company, Amoco X. T. Company, Amoco Y. T. Company, SWEPI LP, Shell Land & Energy Company, Shell Onshore Ventures Inc., Shell K2 Inc., and Shell Everest, Inc., as Sellers, and Occidental Petroleum Corporation, as Buyer. (filed as Exhibit 10.1 of the Current Report on Form 8-K of Occidental previously filed and also dated March 7, 2000 (Date of earliest event reported), File No. 1-9210, and incorporated herein by this reference).


          23.1  Consent of Ernst & Young LLP, Houston, Texas.

          99.1  Altura Financial Statements.

                                       6
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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OCCIDENTAL PETROLEUM CORPORATION
                              (Registrant)


DATE:  May 12, 2000           S.P. Dominick, Jr.
                              --------------------------------------------------
                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)

                                       7
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                                INDEX TO EXHIBITS

        EXHIBIT NUMBER          DESCRIPTION
        --------------          -----------

         23.1                   Consent of Ernst & Young LLP, Houston, Texas.
         99.1                   Altura Financial Statements.

                                       8